Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Nanobiotix S.A.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)(3)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, €0.03 nominal value per share, 2025 Stock Option Plan	457(c) and 457(h)	1,292,000(4)	$3.39 (6)	$4,379,880.00	0.00015310	$670.56
Equity	Ordinary shares, €0.03 nominal value per share, 2025 Stock Option Plan	457(h)	8,000(5)	$3.82 (7)	$30,560.00	0.00015310	$4.68
Equity	Ordinary shares, €0.03 nominal value per share, 2023 Stock Option Plan	457(c) and 457(h)	1,563,640(5)	$6.40 (8)	$10,007,296.00	0.00015310	$1,532.12
Total Offering Amounts					$14,417,736.00		$2,207.36
Total Fee Offsets							—
Net Fee Due							$2,207.36

(1)
These shares may be represented by American Depositary Shares, or ADSs, of Nanobiotix S.A. (the “Registrant”). Each ADS represents one ordinary share of the Registrant. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-250880).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares of the Registrant that may become issuable under the Registrant’s 2025 Stock Option Plan by reason of any share dividend, share split, share combination, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding ordinary shares.

(3)
The shareholders authorization relating to the ordinary shares reserved for future issuance upon stock option grants covered by this Registration Statement further restricts the aggregate number of ordinary shares issuable pursuant to stock options, free shares and/or employee warrants (BSAs) to an aggregate of 2,863,640 ordinary shares.

(4)	Represents Ordinary Shares reserved for future issuance upon the exercise of stock options issuable under the 2025 Stock Option Plan, respectively.

(5)
Represents Ordinary Shares reserved for future issuance upon the exercise of stock options outstanding under the 2023 Stock Option Plan and the 2025 Stock Option Plan, respectively, as of the date of this Registration Statement.

(6)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act based upon the price of $3.39 per ADS, which was the average of the high and low prices of the ADS as reported on NASDAQ for May 7, 2025 (rounded to the nearest cent).

(7)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act based upon the exercise price of stock options outstanding under the 2025 Stock Option Plan as of the date of this Registration Statement, expressed in U.S. dollars based on the European Central Bank euro reference exchange rate for U.S. dollars on May 7, 2025 (€1.00 = $1.1360).

(8)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act based upon the exercise price of stock options outstanding under the 2023 Stock Option Plan as of the date of this Registration Statement, expressed in U.S. dollars based on the European Central Bank euro reference exchange rate for U.S. dollars on May 7, 2025 (€1.00 = $1.1360).